Investor and Media Relations: Marty Tullio, Managing Partner McCloud Communications, LLC 949.553.9748 marty@mccloudcommunications.com

CNS Response Annual Meeting Scheduled For September 29, 2009

Costa Mesa, CA – August 26, 2009 – CNS Response, Inc. (OTCBB: CNSO) (the “Company” or “CNS”) is issuing this press release to remind its stockholders that the Company has scheduled its annual meeting for Tuesday, September 29, 2009.

The Company is aware that Len Brandt, who served as the Company’s CEO until his dismissal in April, has announced his intention to hold yet another purported special meeting of stockholders.  Some of the statements in his most recent announcement could give CNS stockholders the impression that his purported meeting is somehow sanctioned by the Company.  The Company wishes to again make clear that it believes any meeting purportedly called or held by Brandt is invalid and any proxy card you receive from him will not be valid for any CNS stockholder meeting – including the annual meeting CNS has scheduled for September 29.  Any communications from Brandt or others working with him do not come from or reflect the opinions or views of the Company, are not communications from the Company or the Board of Directors and have not been authorized by or consented to by them.

The Company has scheduled its Annual Meeting of Stockholders for September 29, 2009.  At that meeting, all stockholders of record on the August 27 record date will have the opportunity to vote.  CNS’s Board of Directors looks forward to your participation in that meeting.

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders, the purported special meeting called by Leonard Brandt or any consent solicitation undertaken by Brandt. The Company intends to file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with its Annual Meeting. CNS SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or from the Company at 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

Participants in Solicitation
CNS and its directors (other than Leonard J. Brandt) and executive officer (George Carpenter, who also serves as a director) may be deemed to be participants in the solicitation of proxies or consents in respect of the matters to be considered at the Company’s 2009 Annual Meeting of Stockholders the purported special meeting called by Leonard Brandt or any consent solicitation undertaken by Brandt. Securityholders may obtain information regarding the names, affiliations and interests of such individuals in CNS’s Form 10-K and Form 10-K/A filings with the SEC on January 13, 2009 and January 28, 2009, respectively.  To the extent holdings of CNS securities of the participants have changed since the amounts reflected in those filings, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 or Form 5 filed by those persons with the SEC. Additional information regarding the interests of these persons in these matters will be included in the Company’s definitive proxy statement.

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CNS Response Annual Meeting Scheduled For September 29, 2009

About CNS Response
Today, most physicians are able to base treatment on objective test data, such as EKGs, MRIs, blood tests, etc.  Broadly speaking, such advances have not yet come to those physicians practicing psychiatry.

CNS Response has developed a patented data-analysis capability that, with the help of a simple, non-invasive EEG, will analyze a patient’s brain waves and compare the results to an extensive patient outcomes database. The process produces a rEEG® report providing a psychiatrist with guidance to personalize medication regimens for a patient, based on the patient’s own brain physiology. To read more about the benefits this patented technology provides physicians, patients and insurers, please visit the CNS Response website, www.cnsresponse.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements involve risks and uncertainties as set forth in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.